Exhibit 99.1

FOR IMMEDIATE RELEASE
CSC & Terremark Team to Support Select IT
Infrastructure Requirements in the Federal Market
CSC Secured as Anchor Customer in Terremark’s NAP of the Capital Region
MIAMI – May 21, 2008 – Terremark Worldwide, Inc. (NASDAQ:TMRK), a leading global provider of IT infrastructure services, today announced that Computer Sciences Corporation (NYSE: CSC), a leading IT services company, and Terremark have formed a strategic initiative to support select critical infrastructure customer requirements in the Federal marketplace.
Following an extensive vendor review, CSC selected Terremark based on its proven track record of servicing the Federal and commercial markets, its carrier-neutral status, and the superior design and ideal location of the NAP of the Capital Region. CSC anticipates continued strong demand for IT infrastructure services and solutions and looks forward to this strategic agreement with Terremark in order to offer additional world-class solutions to their customers.
The NAP of the Capital Region, which officially opens this June, will offer Terremark’s complete suite of managed services, its Infinistructure™ utility computing platform, and diverse connectivity options to Tier-1 network providers. The facility is strategically located in Culpeper, Va., 60 miles from Washington, D.C. and was specifically designed to exceed standards as a Federal data communications and hosting facility offering the ultimate in physical security. The 30-acre campus is the ideal location for government organizations, enterprises and Web 2.0 companies requiring managed infrastructure solutions engineered to meet the needs of today’s power, space and bandwidth-intensive mission-critical applications or hot/warm sites for disaster recovery/COOP environments.
“We are very proud that CSC chose Terremark to help meet some of its significant IT infrastructure needs, and we believe that this relationship will help take Terremark to new heights,” said Manuel D. Medina, Terremark’s Chairman and CEO. “CSC’s selection of the NAP of the Capital Region for some of their federal IT infrastructure needs helps validate our strategy and underscores the many advantages this state-of-the-art facility provides for both Federal and commercial customers.”
About Terremark Worldwide, Inc.
Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform.  Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including hosting, colocation, connectivity and security services.  Terremark’s acclaimed Infinistructure™ utility computing architecture has redefined industry standards for scalable and flexible computing infrastructure and its DigitalOps® service platform combines end-to-end systems management workflow with a comprehensive customer portal.   More information about Terremark Worldwide can be found at http://www.terremark.com.
About CSC
Computer Sciences Corporation is a leading IT services company. CSC’s mission is to be a global leader in providing technology-enabled business solutions and services.
With approximately 91,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. CSC reported revenue of $16.1 billion for the 12 months ended Dec. 28, 2007. For more information, visit the company’s Web site at www.csc.com.
Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, ability to cross-sell across an acquired customer base, ability to increase revenue yields within facilities, ability to refinance existing debt, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth, the successful integration of operations of acquired companies. Terremark does not assume any obligation to update these forward-looking statements.
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CONTACT:
Media Relations
Terremark Worldwide, Inc.
Xavier Gonzalez
305-860-7856
xgonzalez@terremark.com

Investor Relations
Terremark Worldwide, Inc.
Hunter Blankenbaker
305-860-7822
hblankenbaker@terremark.com